EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-65817) of NL Industries, Inc. of our report dated March 5, 2012 relating to the consolidated financial statements, financial statement schedule and effectiveness of internal control over financial reporting of Kronos Worldwide, Inc., which is incorporated by reference in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

March 5, 2012